Statement Under Oath of Principal Financial Officer Regarding
Facts and Circumstances Relating to Exchange Act Filings

I, David L. Shedlarz, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Pfizer Inc., and, except as corrected or supplemented in a subsequent covered report:

  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company's audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

  Form 10-K for year ending December 31, 2001 of Pfizer Inc.;

  all reports on Form 10-Q, all reports on Form 8-K, and all definitive proxy materials of Pfizer Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

  any amendments to any of the foregoing.

/s/ David L. Shedlarz                                                       Subscribed and sworn to
                                                                                       before me this 13th day of August 2002.
David L. Shedlarz
August 13, 2002                                                              /s/ Margaret M. Foran
                                                                                       Notary Public

                                                                                       My Commission Expires: May 31, 2003